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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

New York & Company, Inc.
New York, New York

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated April 17, 2018, relating to the financial statements and the effectiveness of New York & Company, Inc.'s internal control over financial reporting appearing in the Company's Form 10-K for the year ended February 3, 2018.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
New York, New York

September 19, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm